EASTMAN KODAK COMPANY

Media Contact:
Louise Kehoe, Kodak, +1 585-802-1343, louise.kehoe@kodak.com

Investor Contact:
David Bullwinkle, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Eastman Kodak Company Provides Preliminary 2015 Performance Update

ROCHESTER, N.Y., January 20, 2016 – Eastman Kodak Company (NYSE: KODK) today indicated on a preliminary basis for fiscal year 2015 it expects:

•	Operational EBITDA(1) to be at or near the high end of the previously provided guidance range
•	Revenue to be at or near the low end of the previously provided guidance range
•	Global cash balance of approximately $550 million, including approximately $300 million in the United States, and cash generation in total during the fourth quarter
•	Compliance with its debt covenants

The Company is in the process of finalizing its financial results for the fourth quarter and full year, and plans to report its audited results on an Annual Report on Form 10-K in early March.

(1) Operational EBITDA is a non-GAAP item.  Operational EBITDA represents earnings (loss) from continuing operations excluding the provision for income taxes; reorganization items, net; other charges (income), net; other operating income (expense), net (unless otherwise indicated); restructuring costs; depreciation and amortization expense; corporate components of pension and OPEB income; stock based compensation expense; consulting and other costs; idle costs; and interest expense.  Corporate components of pension and OPEB income are composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses and curtailments and settlement components of pension and other postretirement benefit expenses.  Consulting and other costs are primarily related to professional services provided for corporate strategic initiatives.  Idle costs consist of third party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any of the Company’s operations.

About Kodak
Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

Cautionary Statement Regarding Forward-looking Statements

This press release includes "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources”, in the corresponding sections of the report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015, and in other filings the Company makes with the SEC from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, financial results and profitability; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; Kodak’s ability to comply with the covenants in its credit facilities; Kodak’s ability to obtain additional financing if and as needed; the potential adverse effects of the concluded Chapter 11 proceedings on Kodak’s brand or business prospects; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt; changes in foreign currency exchange rates, commodity prices and interest rates; the resolution of claims against Kodak; Kodak’s ability to attract and retain key executives, managers and employees; Kodak’s ability to maintain product reliability and quality and growth in relevant markets; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on Kodak.

2016